Exhibit 99.1

Heritage Financial Group Declares Quarterly Cash Dividend of $0.09 Per Share

ALBANY, Ga.--(BUSINESS WIRE)--October 5, 2010--Heritage Financial Group (NASDAQ: HBOS), the mid-tier holding company for HeritageBank of the South, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.09 per share. The dividend will be paid on October 29, 2010, to stockholders of record as of October 15, 2010. Heritage, MHC, which holds 7,868,875 shares or approximately 76% of the Company's total outstanding stock, will waive receipt of the dividend on its shares.

Heritage Financial Group is the mid-tier holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 16 full-service banking offices. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions. Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

CONTACT:
Heritage Financial Group
T. Heath Fountain
Senior Vice President and Chief Financial Officer
229-878-2055